UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2017
COWEN GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
599 Lexington Avenue
New York, NY 10022
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 29, 2017, Cowen Group, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Shanghai Huaxin Group (HongKong) Limited (the “Investor”), a Hong Kong company and an affiliate of China Energy Company Limited, pursuant to which the Company agreed to issue and sell to the Investor a number of shares of the Company’s Class A Common Stock representing 19.9% of the outstanding shares of Class A Common Stock as of three business days prior to the closing of the transaction (the “Shares”) for an estimated aggregate purchase price of approximately $100 million (the “Equity Investment”). Pursuant to the Stock Purchase Agreement, the Investor will purchase the Shares for $18.00 per share, representing a 29.5% premium to the Company’s closing share price on March 28, 2017. The Stock Purchase Agreement contains customary representations, warranties and covenants of the Company and the Investor. The closing of the Equity Investment is subject to receipt of certain regulatory and government approvals, including approval from the Committee on Foreign Investment in the United States and compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the funding of the Loan described below and the satisfaction of other customary closing conditions.

In connection with the Equity Investment, the Company has also entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with the Investor, pursuant to which the Investor will have the right following the closing of the Equity Investment to nominate one, two or three representatives for election to the board of directors of the Company for so long as it beneficially owns at least 7.5%, 10% or 12.5%, respectively, of the Company’s outstanding Class A Common Stock. Each of the Investor’s director designees must be reasonably acceptable to the Company, approved by the Company’s Nominating and Governance Committee and meet the independence standards set forth in the NASDAQ listing rules. In addition, for a period of three years following the closing of the Equity Investment (the “Standstill Period”), the Investor will be subject to a customary standstill restriction which, among other things, prohibits the Investor from taking certain actions or increasing its ownership to more than 19.9% of the Company’s outstanding Class A Common Stock, without the Company’s prior written consent. During the Standstill Period, the Investor has agreed to vote its shares in accordance with the recommendation of the Company on any matters submitted to a vote of the stockholders of the Company, but may abstain from voting in its discretion. Following the Standstill Period, for so long as the Investor has a representative on the Company’s board of directors, the Investor may not take certain actions or increase its ownership to more than 29.9% of the Company’s outstanding Class A Common Stock, without the Company’s prior written consent. In addition, the Investor has agreed not to transfer any of the Shares for a period of 12 months following the closing of the Equity Investment, subject to certain exceptions. The standstill and lock-up restrictions also terminate at such time as the Investor holds 7.5% or less of the Company’s outstanding shares of Class A Common Stock. The Investor will also have certain registration rights, preemptive rights and anti-dilution protection under the Investor Rights Agreement.

In connection with and pursuant to the Stock Purchase Agreement, the Investor has agreed to make a senior unsecured loan (the “Loan”) to the Company (and/or one or more of its subsidiaries) in an amount equal to $175 million pursuant to the terms of a term loan agreement to be entered into upon closing of the Equity Investment (the “Term Loan Agreement”). The Loan is for a term of six (6) years and interest on the Loan will accrue at a rate of 7.5% per annum. The Company’s obligations under the Term Loan Agreement will be guaranteed jointly and severally by certain of the Company’s subsidiaries.

Proceeds of the Equity Investment would be used to repay the Company’s 8.25% Senior Notes due 2021 and fund growth opportunities at the Company and its subsidiaries. Proceeds of the Loan would be used for general corporate purposes, including strategic transactions, acquisitions and making investments in the Company’s business.

The Equity Investment and the Loan are expected to close concurrently by the end of the third quarter of 2017, subject to satisfaction of the closing conditions set forth in the Stock Purchase Agreement, and, in the case of the Loan, in the Term Loan Agreement.

Copies of each of (i) the Stock Purchase Agreement, (ii) the Investor Rights Agreement and (iii) the Form of Term Loan Agreement are attached to this Report as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, the terms of which are incorporated herein by reference. The foregoing descriptions of the Stock Purchase Agreement, Investor Rights Agreement and Form of Term Loan Agreement are qualified in their entirety by reference to the full text of such agreements.

The Stock Purchase and Term Loan Agreement each contain representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of each respective contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of each respective contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 1.01 above pertaining to the purchase and sale of the Shares pursuant to the Stock Purchase Agreement is incorporated by reference to this Item 3.02 in its entirety.
Item 8.01. Other Events

On March 29, 2017, the Company issued a press release announcing the transactions described in Item 1.01.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Stock Purchase Agreement, dated as of March 29, 2017, by and between Cowen Group, Inc. and Shanghai Huaxin Group (HongKong) Limited, a Hong Kong company.

10.2	Investor Rights Agreement, dated as of March 29, 2017, by and between Cowen Group, Inc. and Shanghai Huaxin Group (HongKong) Limited, a Hong Kong company.

10.3	Form of Term Loan Agreement

99.1     Press Release issued by Cowen Group, Inc. on March 29, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Dated: March 30, 2017        By:     /s/Owen S. Littman
Name:    Owen S. Littman
Title:     General Counsel

EXHIBIT INDEX

Exhibit
No. ____                    Exhibit

10.1	Stock Purchase Agreement, dated as of March 29, 2017, by and between Cowen Group, Inc. and Shanghai Huaxin Group (HongKong) Limited, a Hong Kong company.

10.2	Investor Rights Agreement, dated as of March 29, 2017, by and between Cowen Group, Inc. and Shanghai Huaxin Group (HongKong) Limited, a Hong Kong company.

10.3	Form of Term Loan Agreement

99.1	Press Release issued by Cowen Group, Inc. on March 29, 2017.